                                                                  EXHIBIT 10.33


                       PREFERRED STOCK PURCHASE AGREEMENT


     This Preferred Stock Purchase Agreement (the "Agreement") is entered into this 30th day of December, 1994 by and between SCIOS NOVA INC., a Delaware corporation (the "Company"), and GENENTECH, INC., a Delaware corporation (the "Purchaser").

                                    RECITALS

     A. The parties desire that the Purchaser make an investment in the Company through the purchase of Preferred Stock.

     B. The Purchaser has also agreed to loan the Company $30 million pursuant to a Note Agreement of even date herewith (the "Note Agreement").

     C. The parties also desire to enter into a collaboration agreement (the "Collaboration Agreement") relating to certain products for the treatment and prevention of acute renal failure.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth in this Agreement, the parties agree as follows:

     1. SALE AND PURCHASE. Subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, the Company will issue and sell to the Purchaser at the Closing, and the Purchaser will purchase from the Company at the Closing 21,053 shares of Series A Preferred Stock of the Company at a purchase price of $950.00 per share, for an aggregate purchase price of $20,000,350. Such Preferred Stock shall have the rights, preferences, and privileges described in the Company's Certificate of Designation, a copy of which is attached as Exhibit A (the "Certificate of Designation"). The shares of Preferred Stock to be issued and sold to the Purchaser hereunder are hereinafter referred to as the "Shares." The total amount of common stock of the Company (the "Common Stock") and other securities issuable upon conversion of the Shares is hereinafter referred to as the "Conversion Stock." The Shares and the Conversion Stock are hereinafter collectively referred to as the "Securities."

     2. CLOSING. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Cooley Godward Castro Huddleson & Tatum, Five Palo Alto Square, Palo Alto, California 94306 on December 30, 1994 at 1:30 p.m. At the Closing, the Company shall deliver to the Purchaser a certificate representing the Shares registered in the name of the Purchaser, dated as of the Closing, against payment of the purchase price therefor by wire transfer or check in immediately available funds and made payable to the order of the Company.

                                       1.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Purchaser as follows:

          (a) All corporate and other action or proceedings on the part of the Company for the authorization, execution, delivery and performance by the Company of this Agreement and the Note Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, has been duly and property taken, and this Agreement and the Note Agreement constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' fights. Upon issuance to the Purchaser for the consideration specified in Section 1 above, the Shares will be duly authorized, validly issued, fully paid and nonassessable and issued in accordance with applicable state and federal securities laws. The Company has reserved 2,105,300 shares of Common Stock for issuance upon conversion of the Shares. The Conversion Stock, when issued in accordance with the Certificate of Designation, and any shares of Common Stock issued in accordance with the terms of the Note Agreement (the "Note Shares"), will be duly authorized, validly issued, fully paid and nonassessable.

          (b) All consents, approvals, orders or authorizations of or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority required on the part of the Company to be obtained in connection with the consummation of the transactions contemplated by this Agreement and the Note Agreement will have been obtained prior to, and be effective on and as of, the Closing.

          (c) The Company has delivered to the Purchaser true and complete copies of the Company's annual report on Form 10-K for the year ended December 31, 1993, the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1994, and the Company's Proxy Statement dated May 10, 1994 (collectively, the "SEC Reports").

          (d) All negotiations relative to this Agreement and the Note Agreement, and the transactions contemplated hereby and thereby, have been carried on by the Company directly with the Purchaser and, so far as is known to the Company, no person acting on behalf of the Company or any affiliate is or will be entitled to any brokers' or finders' fee or any other similar commission or reimbursement of expenses directly or indirectly from the Company.

     4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

          (a) All corporate and other action or proceedings on the part of the Purchaser for the authorization, execution, delivery and performance by the Purchaser of this Agreement, the Note Agreement, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, has been duly and properly taken, and this Agreement and the Note Agreement constitute valid and binding obligations of the Purchaser, enforceable in accordance

                                       2.

with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights.

          (b) All consents, approvals, orders or authorizations of or registrations, qualifications, designations, declarations or filings with any federal, state or local governmental authority required on the part of the Purchaser to be obtained in connection with the consummation of the transactions contemplated by this Agreement and the Note Agreement will have been obtained prior to, and be effective on and as of, the Closing except for the Purchaser's filing of Schedule 13D with the Securities and Exchange Commission, which shall be filed within ten days after the Closing.

          (c) The Purchaser has received and carefully reviewed the SEC Reports, together with the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1993, and has had the opportunity to obtain and receive such information as it deems necessary to understand the business and financial condition of the Company and to make the investment decision to purchase the Shares and enter into the Note Agreement.

          (d) All negotiations relative to this Agreement and the Note Agreement, and the transactions contemplated hereby and thereby, have been carried on by the Purchaser directly with the Company and so far as is known to the Purchaser, no person acting on behalf of the Purchaser or any affiliate is or will be entitled to any brokers' or finders' fees or any other similar commission or reimbursement of expenses directly or indirectly for the Purchaser.

     5.   COMPLIANCE WITH SECURITIES LAWS AND RESTRICTIONS ON TRANSFER OF
SHARES.

          (a) The Purchaser hereby represents and warrants to the Company as follows:

               (i) The Purchaser is purchasing the Securities for its own account for investment only and not with a view to any resale or distribution thereof, except pursuant to an effective registration statement under the Act covering the sale, assignment or transfer or an opinion of counsel satisfactory to the Company that such registration is not required.

               (ii) As an investor in companies in the biopharmaceutical industry and a participant in such industry, the Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment represented by the Securities, and it is able to bear the economic risk of such investment.

               (iii) The Purchaser understands that the Securities are being sold in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), by reason of the provisions of
Section 4(2) of the Act and the rules promulgated thereunder, and that such Securities will be subject to transfer restrictions and must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The certificates representing the Securities will be affixed with a legend reading as follows:

                                       3.

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

               (iv) The restrictions on sale, assignment and transfer of the Securities contained in Section 5(a)(iii) shall terminate at such time as there shall be delivered to the Company and the Purchaser an opinion of counsel to the Purchaser, concurred in by counsel to the Company, to the effect that, due to the lapse of time or otherwise, no registration of the Securities is required under the Act in connection with any distribution of the Securities to the public in the United States. In addition, at any time after (A) the delivery of such opinion; (B) there exists an effective registration statement under the Act covering the Securities; or (C) the Purchaser shall have delivered to the Company a written undertaking, executed by the Purchaser and any broker proposing to execute sales, to the effect that such sales shall be made only in compliance with all applicable provisions of Rule 144 under the Act (or any applicable similar rule which may be promulgated from time to time), the Purchaser shall be entitled to exchange its certificate representing the Securities (or any portion thereof as to which (A), (B) or (C) above applies) for new certificates not bearing the legend set forth in Section 5(a)(iii), and the Company shall promptly remove or cause to be removed the notation restricting the transfer of such Securities and the stop transfer order referred to in Section 5(a)(v).

               (v) The Purchaser understands that notations restricting the transfer of the Securities will be made on the transfer records of the Company and that a stop transfer order will be entered with the Company's transfer agent.

          (b) None of the Securities nor any Note Shares shall be sold, assigned or transferred except in accordance with the provisions of this Section 5.

          (c) The Purchaser may sell, assign or transfer all or a portion of the Securities or the Note Shares to an affiliate of the Purchaser which agrees in writing with the Company to comply with all the provisions of this Agreement applicable to the Purchaser. For the purposes of this Agreement, the term "affiliate" of the Purchaser means any company or entity that, directly or indirectly through one or more intermediaries, is controlled by the Purchaser.

          (d) Except as provided in Section 5(c), the Purchaser will not transfer ownership of all or any portion of the Securities except as follows: the Purchaser shall notify the Company, in writing, of its good faith intention to promptly transfer ownership of such Securities, specifying the number of shares. For a period of five business days following receipt by the Company of such notification, the Company shall have the right to purchase or arrange for the purchase of all, but not less than all, of the Securities to which such notice relates. If the Company elects to purchase or arrange for the purchase of all such Securities, the Company shall so notify the Purchaser and the Company and the Purchaser shall conclude such purchase

                                       4.

and sale at the price described below within five business days of such notification. The purchase price per share for such Securities to be purchased by the Company, on an as-converted to Common Stock basis, shall be equal to the average closing price of the Company's Common Stock from and including the date of the Purchaser's written notice of its intention to transfer ownership through and including the date on which the Company provides written response of its intention to purchase such shares (but in any case no more than five business days). If the Company fails to notify the Purchaser of its intention to purchase such Securities or to arrange for the purchase of such Securities prior to expiration of five business days from receipt of Purchaser's notice, then, subject to Sections 5(a)(iii)-(v), the Purchaser shall thereafter have the right to transfer ownership of such Securities (the "Noticed Shares") to any person or persons without reoffering the Noticed Shares to the Company for purchase. If a transfer of ownership of any Noticed Shares occurs more than three months after the Company's election not to purchase such Noticed Shares, the Purchaser will advise the Company, for informational purposes only, of the transaction immediately prior to the sale or transfer.

          Notwithstanding the foregoing, with respect to the Securities (but not the Note Shares), the Purchaser shall not, without the Company's prior approval, sell to a single third party investor (including affiliates of such investor) greater than (i) 500,000 Securities in any twelve-month period prior to December 31, 1996 and (ii) 1,000,000 Securities in any twelve-month period thereafter (in each case calculated on an as-converted basis), except pursuant to a tender offer approved by the Company's board of directors. The foregoing volume limitation shall not be deemed to preclude the Purchaser from selling stock in excess of such 500,000 and 1,000,000 share limits to a broker or dealer who agrees to abide by such limits in connection with the resale of Securities to a single third party investor. In addition, the foregoing volume limitation shall terminate upon the issuance of any Note Shares.

          (e) The obligations of Section 5(d) shall terminate upon the earlier of (i) December 30, 2002, (ii) the date on which the Purchaser, together with its affiliates, no longer holds securities representing or convertible into at least 3% of the outstanding voting equity securities of the Company or (iii) the closing of a merger or similar transaction pursuant to which greater than 50% of the Company's voting stock is transferred to a stockholder or group of stockholders, or a sale of all or substantially all of the assets.

     6.   CONDITIONS TO CLOSING.

          (a) CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING. The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Purchaser:

               (i) The Company shall have filed the Certificate of Designation with the Delaware Secretary of State, as evidenced by a copy of the Certificate of Designation, file-stamped by the Delaware Secretary of State.

                                       5.

               (ii) At the Closing, the purchase of the Shares by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

               (iii) The Company shall have executed the Collaboration Agreement and the Note Agreement.

          (b) CONDITIONS TO COMPANY'S OBLIGATIONS AT THE CLOSING. The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any of which may be waived in whole or in part by the Company:

               (i) The Company shall have filed the Certificate of Designation with the Delaware Secretary of State.

               (ii) At the Closing, the purchase of the Shares by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser or the Company is subject.

               (iii) The Purchaser shall have executed the Collaboration Agreement and the Note Agreement.

     7. ADDITIONAL STOCK PURCHASES BY PURCHASER. The Purchaser represents and warrants to the Company that prior to the Closing it holds 100,000 shares of Common Stock of the Company and that as of the Closing it is purchasing the Shares for investment and not with the intention of acquiring the Company or making the Company a subsidiary of the Purchaser. In light of such representations and in consideration of the Purchaser's opportunity to purchase Preferred Stock from the Company pursuant to the terms of this Agreement, the Purchaser agrees that prior to December 30, 1999, neither the Purchaser nor any affiliate of the Purchaser nor anyone acting on its or their behalf will acquire any equity securities of the Company without the Company's prior written approval, except as contemplated under the Note Agreement. The obligations of this Section 7 shall terminate upon the Company's receipt of a firm offer from a third party to acquire greater than 50% of the Company's voting stock or all or substantially all of the Company's assets.

     8.   REGISTRATION RIGHTS.

          (a) CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the Securities and Exchange Commission or any federal agency at the time administering the Act.

                                       6.

          "ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "REGISTRABLE SECURITIES" shall mean (i) any Conversion Stock issued to the Purchaser upon conversion of the Shares, (ii) the Note Shares and (iii) any Common Stock of the Company issuable in respect of the Shares, the Conversion Stock or Note Shares as a result of any stock split, stock dividend, recapitalization.

          The terms "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement on Form S-3 (or if no such registration is then available, then on Form S-1 or such other Form as is available) in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement.

          "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 8(b) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "HOLDER" shall mean the Purchaser or an affiliate of the Purchaser which is a holder of the Shares or Conversion Stock issued pursuant to this Agreement or the Note Agreement.

          "AFFILIATE" shall mean any corporation or other entity or person that controls, is controlled by, or is under common control with the Holder.

          (b) REQUESTED REGISTRATION. In case the Company shall receive from a Holder a written request that the Company effect registration with respect to all or a part of the Registrable Securities, the Company will as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, provided that the Company shall not be obligated to take any action to initiate any such registration, qualification or compliance pursuant to this Section 8(b) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

                                       7.

          Notwithstanding the foregoing, the Holder's right to request, and the Company's obligation to initiate, such a registration shall be limited as follows:

               (i) The Holder may request an initial registration covering up to forty percent (40%) of the Registrable Securities other than Note Shares at any time following the date of this Agreement;

               (ii) The Holder may request a second registration covering up to one-half of the Registrable Securities not then registered at any time on or after December 15, 1995;

               (iii) The Holder may request a third registration covering the remaining Registrable Securities not then registered at any time on or after March 15, 1996; and

               (iv) If the Company issues Note Shares to the Holder, the Holder may request an additional registration covering the Note Shares at any time after the issuance of the Note Shares.

          Subject to the foregoing clauses in this Section 8(b), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Holder. In the case of a registration statement on Form S-3, the Company shall use diligent efforts to (i) prepare and file such registration statement within 15 days of its receipt of the Holder's written request that the Company effect a registration and (ii) cause such registration statement to become effective as soon as practicable. In addition, the registration statement filed by the Company with the Commission shall cover the Shares if, but only if, such registration is required by the Commission in order to effect a registration of the Registrable Securities underlying such Shares.

          (c) EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Holder, except that in the case of a registration on Form S-3, the Registration Expenses borne by the Holder, exclusive of registration fees (including fees payable to the Commission and to the National Association of Securities Dealers or any securities exchange on which the Company's Common Stock is then traded) shall not exceed $20,000.

          (d) REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

               (i) Use diligent efforts to keep such registration, qualification or compliance effective for such period of time, not to exceed eight years, as may be necessary to permit the Holder to complete the distribution described in the registration statement relating thereto;

                                       8.

               (ii) Respond promptly to any comments of the Commission related to the registration statement and promptly prepare and file such amendments and supplements to the registration statement and related prospectus as may be necessary to comply with the provisions of the Act and to keep such registration statement effective for the period of time specified in Section 8(d)(i);

               (iii) Cause the Registrable Securities included in such registration to be registered on such securities exchange or over the counter market on which the Company's Common Stock is then traded; and

               (iv) Furnish such number of prospectuses and other documents incident thereto as the Holder from time to time may reasonably request.

          (e) TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Agreement shall terminate at the time at which all of the Registrable Securities can be sold within a given three-month period without compliance with the registration requirements of the Act pursuant to Rule 144 or other applicable exemption supported by a written opinion of legal counsel for the Company which shall be reasonably satisfactory in form and substance to legal counsel for Holder; provided, however, that in no event shall the registration rights granted pursuant to this Agreement terminate while Note Shares may be issued pursuant to the terms of the Note Agreement.

          (f)  INDEMNIFICATION.

               (i) The Company will indemnify a Holder, each of its officers and directors, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement and each underwriter, if any, and each person who controls any underwriter, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder and each of its officers and directors, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expenses arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein.

                                       9.

               (ii) A Holder will indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company securities covered by such a registration statement, and each person who controls the Company within the meaning of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, persons, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, each case to the extent, but only to the extent, that such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company in an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holder thereunder shall be limited to an amount equal to the value of the Registrable Securities at the time of their issuance.

               (iii) Each party entitled to indemnification under this Agreement (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          (g) INFORMATION BY HOLDER. The Holder of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder and any distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

          (h) RULE 144 REPORTING. With a view to making available to the Holder the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use diligent efforts to (a) make and keep public information available, as those terms are understood and defined in the Commission's Rule 144, at all times, and (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended.

                                       10.

     9. RULE 144A. Upon the Purchaser's request, the Company will promptly provide such information and take such other actions as may reasonably be requested by the Purchaser in order to enable the Purchaser to effect a transfer of Securities and/or Note Shares pursuant to Rule 144A promulgated under the Act.

     10. NOTICES. All notices and other communication required or appropriate to be given hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, or sent by telex or facsimile (in which case a confirming copy shall also be sent by certified mail or courier), to the following respective addresses or to such other addresses as may be specified in any notice delivered or mailed as above provided:


          (a)  If to the Purchaser, to:

               Genentech, Inc.
               460 Point San Bruno Boulevard
               South San Francisco, CA  94080
               Telephone:     (415) 225-1000
               Facsimile:     (415) 952-9881

               Attention:     Corporate Secretary



          (b)  If to the Company, to:

               Scios Nova Inc.
               2450 Bayshore Parkway
               Mountain View, CA  94043
               Telephone:     (415) 966-1550
               Facsimile:     (415) 962-5816

               Attention:     General Counsel


Any notice or other communication delivered by hand or mailed shall be deemed to have been delivered on the date on which such notice or communication is delivered by hand, or in the case of certified mail deposited with the appropriate postal authorities on the date when such notice or communication is actually received, and in any other case shall be deemed to have been delivered on the date on which such notice or communication is actually received.

     11. GOVERNING LAW. The parties have agreed that this Agreement will be governed by and construed in accordance with the laws of the State of California.

                                       11.

     12. AMENDMENTS, ASSIGNMENT. No provision of this Agreement may be waived, changed or modified, or the discharge thereof acknowledged orally, but only by an agreement in writing signed by the party against which the enforcement of any waiver, change, modification or discharge is sought. None of the rights or obligations of the parties hereto may be assigned or transferred without the written consent of the other parties hereto, except that the Purchaser may assign its rights and obligations to an affiliate which agrees, prior to the transfer, in writing with the Company to comply with all the provisions of this Agreement applicable to the Purchaser.

     13. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     14. ENTIRE AGREEMENT. This Agreement and the Note Agreement constitute the entire contract between the parties with respect to the subject matter hereof and thereof, and no party will be liable or bound to the other in any manner by any representations, warranties or covenants except as specifically set forth herein and therein.

     15. TERM AND TERMINATION. This Agreement is effective as of the date first written above and, except as otherwise expressly provided herein, will continue in effect as to the Purchaser for so long as the Purchaser holds any shares of Common Stock of the Company unless earlier terminated by mutual written consent of both parties.

     16. TITLES. The titles of the Sections of this Agreement are inserted for reference only, and are not to be considered as part of this Agreement in construing this Agreement.

                                       12.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


"THE COMPANY"                      SCIOS NOVA INC.


                                   By   /s/ Richard L. Casey
                                      ------------------------------------
                                       Richard L. Casey
                                       Chairman and Chief Executive Officer




"THE PURCHASER"                    GENENTECH, INC.


                                   By   /s/ G. Kirk Raab
                                       -----------------------------------
                                        G. Kirk Raab
                                        President and Chief Executive Officer

                                       13.

                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES A PREFERRED STOCK

                                       OF

                                 SCIOS NOVA INC.

                         (Pursuant to Section 151 of the
                        Delaware General Corporation Law)



     SCIOS NOVA INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies that the following resolution was adopted on December 21, 1994 at a duly held meeting of the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, the Board of Directors hereby creates a series of Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and fixes the relative powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation of the Corporation, which are applicable to the Preferred Stock of all classes and series), as follows:

          Series A Preferred Stock:

          SECTION 1. DESIGNATION AND AMOUNT. Twenty One Thousand Fifty-Three (21,053) shares of Preferred Stock, $.001 par value, are designated "Series A Preferred Stock" with the powers, preferences, rights, qualifications, limitations and restrictions specified herein (the "Series A Preferred Stock"). Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                                       1.

          SECTION 2. DIVIDENDS. No dividends (other than those payable solely in the Common Stock of the Corporation) shall be paid on any Common Stock of the Corporation unless a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends payable upon all shares of Common Stock into which such share of Series A Preferred Stock could then be converted.

          SECTION 3. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment shall be made to the holders of shares of the Common Stock of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive $950.00 per share of Series A Preferred Stock then held by such holders, plus an amount equal to declared and unpaid dividends and distributions thereon. After payment of the full liquidation preference of the Series A Preferred Stock set forth in the preceding sentence, the assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Common Stock. Any consolidation or merger of the Corporation with or into any other corporation or other entity or person, or any other corporate reorganization, in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than 50% immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of the Corporation's voting power is transferred, shall be considered a liquidation under this
     Section 3.

          SECTION 4. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall not have any voting rights, except as required under the General Corporation Law of Delaware.

          SECTION 5.  CONVERSION.

          (A) RIGHT TO CONVERT. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into that number of shares of the Common Stock of the Corporation as determined by dividing $950.00 by the Conversion Price, determined as provided below, in effect on the date the certificate for such share is surrendered for conversion. The Conversion Price for the Series A Preferred Stock shall initially be $9.50 per share. The number of shares of Common Stock into which a share of Series A Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" of such series.

          (B) AUTOMATIC CONVERSION. Each share of Series A Preferred Stock shall automatically be converted into shares of Common Stock at its then effective Conversion Rate immediately upon the transfer of ownership by the initial holder to a third party which is not an Affiliate of such holder. For purposes hereunder,

                                       2.

"Affiliate shall mean a party that, directly or indirectly, through one or more intermediaries, controls or is controlled by such holder.

          (C) MECHANICS OF CONVERSION. Each holder of Series A Preferred Stock who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same; provided, however, that in the event of an automatic conversion pursuant to Section 5(B), the outstanding shares of Series A Preferred Stock shall be converted automatically without any further action by the holder of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent, and provided further that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation or its transfer agent as provided herein. Such notice shall state the number of shares of Series A Preferred Stock being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Preferred Stock being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificates representing the shares of Series A Preferred Stock to be converted, or in the case of automatic conversion on the date of transfer to the new holder, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

          (D) ADJUSTMENT FOR SUBDIVISIONS AND COMBINATIONS. If the Corporation shall at any time or from time to time after the date that the first share of Series A Preferred Stock is issued (the "Original Issue Date") effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Series A Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(D) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                                       3.

          (E) ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this
     Section 5(d) to reflect the actual payment of such dividend or distribution.

          (F) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred or with respect to such other securities by their terms.

          (G) ADJUSTMENT FOR RECAPITALIZATIONS, ETC. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5 or in Section 3), in any such event each holder of Series A Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such

                                       4.

     recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          SECTION 6. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

          SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the Corporation shall give each holder of shares of Series A Preferred Stock notice of such transaction and the details of such exchange at least fifteen days before the closing of such transaction, and each such holder shall have the right to convert such shares of Series A Preferred Stock into shares of Common Stock of the Corporation prior to such closing, or to receive in such transaction the amount of the liquidation preference set forth in
     Section 3, in the form of the other stock or securities, cash and/or other property as is received by the holders of the Common Stock.


     IN WITNESS WHEREOF, the undersigned have executed this certificate as of December 28, 1994.


                                        /s/ Richard L. Casey
                                        ---------------------------------------
                                        Richard L. Casey
                                        President and Chief Executive Officer



                                        /S/ JOHN H. NEWMAN
                                        ---------------------------------------
                                        John H. Newman
                                        Secretary


                                       5.